UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/10/2006

BWAY Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-12415

Delaware	36-3624491
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8607 Roberts Drive
Suite 250
Atlanta, Georgia 30350-2237
(Address of principal executive offices, including zip code)

770-645-4800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 10, 2006, we appointed Kenneth M. Roessler, 43, as President and Chief Operating Officer of the Company. A copy of a press release announcing this appointment is included as Exhibit 99.1 to this Report on Form 8-K.

Mr. Roessler's appointment as President and Chief Operating Officer is effective immediately. Mr. Roessler was named senior vice president of the Company in October 2004 and has served as the president and chief operating officer of the Company's BWAY Packaging Division since July 2004. From January 2003 through September 2004, Mr. Roessler served as the Company's chief operating officer and from March 2000 until January 2003, he served as the Company's executive vice president of sales and marketing. From June 1993 to February 2000, Mr. Roessler served in various senior management positions with Southcorp Packaging USA, including vice president of sales and marketing from 1998 to February 2000, vice president and general manager from 1995 to 1998 and vice president and chief financial officer from June 1993 through 1995. Prior to June 1993, Mr. Roessler held senior management positions with Berwind Corporation.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

99.1 Press release issued by the Company on March 10, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BWAY Corporation

Date: March 13, 2006	By:	/s/ Kevin C. Kern
Kevin C. Kern
Vice President, Administration and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release Dated March 10, 2006